EXHIBIT 99.1

Joint Filing Agreement Pursuant to Rule 13d-1

This agreement is made pursuant to Rule 13d-l(k)(1) under the Securities and Exchange Act of 1934, as amended (the “Act”) by and among the parties listed below, each referenced to herein as a “Joint Filer.” The Joint Filers agree that a statement of beneficial ownership as required by Sections 13(g) or 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13G or Schedule 13D, as appropriate, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1.

Dated: October 13, 2020

IMPERIAL CAPITAL ASSET MANAGEMENT, LLC

By:	/s/ Jason Reese

Name: Jason Reese

Title: Chairman and Chief Executive Officer

LONG BALL PARTNERS, LLC

By: Imperial Capital Asset Management, LLC, its managing member

By:	/s/ Jason Reese

Name: Jason Reese
Title: Chairman and Chief Executive Officer

IC LEVERAGE INCOME FUND, LLC

By: Imperial Capital Group Holdings, LLC, its managing member

By:	/s/ Jason Reese

Name: Jason Reese
Title: Co-President

IMPERIAL CAPITAL GROUP HOLDINGS II, LLC

By: Imperial Capital Group Holdings, LLC, its managing member

By:	/s/ Jason Reese

Name: Jason Reese
Title: Co-President

IMPERIAL CAPITAL GROUP HOLDINGS, LLC

By:	/s/ Jason Reese

Name: Jason Reese
Title: Co-President

JASON REESE

/s/ Jason Reese

RANDALL WOOSTER

/s/ Randall Wooster